EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8, as listed below, of American States Water Company of our report dated June 22, 2004, of the Southern California Water Company Investment Incentive Program:

Registration
Form	File No.	Effective Date
Form S-8	333-47647	August 13, 1998

BDO Seidman, LLP
Los Angeles, California
June 22, 2004

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